Exhibit 99.1

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

April 5, 2018

HELMERICH & PAYNE, INC. ANNOUNCES APPOINTMENT OF NEW OFFICER

Helmerich & Payne, Inc. today announced the hiring and appointment of Mark W. Smith as Chief Financial Officer Designate effective May 1, 2018, and that Mr. Smith shall be appointed to succeed Juan Pablo Tardio as Chief Financial Officer upon Mr. Tardio’s retirement from that position, which, as previously announced, shall occur on June 30, 2018.

Mr. Smith, age 48, previously served in various leadership roles at Atwood Oceanics, Inc., an offshore drilling contractor, including as the Senior Vice President and Chief Financial Officer from 2015 to 2017, Vice President, Chief Accounting Officer and Controller from 2014 to 2015, Vice President—Corporate Services from 2011 to 2014, and Director—Internal Audit from 2009 to 2011.  Prior to joining Atwood Oceanics, Mr. Smith served as Partner at Calvetti Ferguson P.C. from 2006 to 2009, Senior Manager at PricewaterhouseCoopers LLP from 2003 to 2006, and Consultant at Gunn Partners from 2000 to 2003.  Prior to joining Gunn Partners, Mr. Smith served in various roles at Arthur Anderson LLP.  Mr. Smith holds an M.B.A. and a B.B.A. in Accounting, both from Baylor University.

“H&P’s long-term financial discipline is a cornerstone of our ability to fulfill our commitments to customers, shareholders and employees,” said John Lindsay, President and CEO, Helmerich & Payne, Inc. “Mr. Smith is a seasoned public company CFO with strong financial and operational experience in multiple industries. He is an excellent addition to our executive leadership team and his collaborative approach will help us continue to build on our strong culture.”

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of April 5, 2018, the Company’s existing fleet includes 350 land rigs in the U.S., 38 international land rigs, and eight offshore platform rigs.  The Company’s global fleet has a total of 388 land rigs, including 373 AC drive FlexRigs®.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact: Investor Relations
investor.relations@hpinc.com
(918) 588-5190

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